Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$980,000	$112.31

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-180289

PRICING SUPPLEMENT

Dated August 6, 2012

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Digital-Plus Performance Securities

Linked to the EURO STOXX 50® Index

}	$980,000 Digital-Plus Performance Securities linked to the EURO STOXX 50® Index

}	Minimum upside return of 20.50% if the Final Level of the reference asset is at least 70% of the Initial Level

}	If the Final Level exceeds 120.50% of the Initial Level, the securities will provide a one-for-one return based on the percentage increase of the index

}	Protection from the first 30% of any losses in the reference asset

}	All payments on the securities are subject to the credit risk of HSBC USA Inc.

The Digital-Plus Performance Securities (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. These securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-9 of this pricing supplement.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page PS-5 of this document, page S-3 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security	$1,000	$15	$985
Total	$980,000	$14,700	$965,300

1 HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 1.50% per $1,000 Principal Amount of securities in connection with the distribution of the securities to other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-9 of this pricing supplement.

The securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc. Digital-Plus Performance Securities

Linked to the EURO STOXX 50® Index

This pricing supplement relates to a single offering of Digital-Plus Performance Securities. The securities have the terms described in this pricing supplement and the accompanying prospectus supplement, prospectus and Equity Index Underlying Supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is less than the Barrier Level, lose some or all of your principal.

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per security

Reference Asset:	The EURO STOXX 50® Index (Ticker: SX5E)

Trade Date:	August 6, 2012

Pricing Date:	August 6, 2012

Original Issue Date:	August 20, 2012

Final Valuation Date:	August 6, 2015, subject to adjustment as described under “Valuation Dates” in the accompanying Equity Index Underlying Supplement.

Maturity Date:	3 business days after the Final Valuation Date, and expected to be August 11, 2015. The Maturity Date is subject to adjustment as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.

Minimum Upside Return:	20.50%

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.

Final Settlement Value:

If the Reference Return is greater than or equal to the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the greater of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Minimum Upside Return).

If the Reference Return is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point decline of the Reference Asset. For example, if the Reference Return is -35%, you will suffer a 35% loss and receive 65% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Barrier Level, you will lose some or all of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Level – Initial Level Initial Level

Barrier Level:	-30%

Initial Level:	2,399.32, which was the Official Closing Level of the Reference Asset on the Pricing Date.

Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.

Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the level displayed on Bloomberg Professional® service page “SX5E <INDEX>”, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable.

Form of Securities:	Book-Entry

Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

CUSIP/ISIN:	4042K13B7/US4042K13B77

PS-2

GENERAL

This pricing supplement relates to an offering of securities linked to the Reference Asset identified on the cover page. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012, and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-5 of this pricing supplement, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

PS-3

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than or equal to the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the greater of:

(a) $1,000 + ($1,000 × Reference Return); and

(b) $1,000 + ($1,000 × Minimum Upside Return).

If the Reference Return is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point decline in the Reference Asset. For example, if the Reference Return is -35%, you will suffer a 35% loss and receive 65% of the Principal Amount, subject to the credit risk of HSBC. You should be aware that if the Reference Return is less than the Barrier Level, you will lose some or all of your investment.

Interest

The securities will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor

Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.

INVESTOR SUITABILITY

The securities may be suitable for you if:

}	You seek an investment with a return linked to the potential positive performance of the Reference Asset and you believe the level of the Reference Asset will not change or will increase over the term of the securities.

}	You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point decline in the Reference Asset.

}	You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

}	You are willing to forgo dividends or other distributions paid to holders of the stocks comprising the Reference Asset.

}	You do not seek current income from your investment.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the securities to maturity.

}	You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

}	You believe the Reference Return will be negative or that the Reference Return will not be sufficiently positive to provide you with your desired return.

}	You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point decline in the Reference Asset.

}	You seek an investment that provides full return of principal.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on the stocks comprising the Reference Asset.

}	You seek current income from your investment.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the securities to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

PS-4

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and on page S-1 of the accompanying Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— General risks related to Indices” in the Equity Index Underlying Supplement;

}	“— Risks Associated with Non-U.S. Companies” in the Equity Index Underlying Supplement;

}	“— Securities Prices Generally are Subject to Political, Economic, Financial, and Social Factors that Apply to the Markets in which they Trade and to a Lesser Extent, Foreign Markets” in the Equity Index Underlying Supplement;

}	“— Time Differences Between the Domestic and Foreign Markets and New York City May Create Discrepancies in the Trading Level or Price of the Notes” in the Equity Index Underlying Supplement; and

}	“— The Notes Will Not Be Adjusted for Changes in Exchange Rates” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The securities do not guarantee the return of any principal.

You will be fully exposed to the decline in the Reference Asset if the Reference Return is less than the Barrier Level of 70%. Accordingly, if the Reference Return is less than the Barrier Level, your Payment at Maturity will be less than the Principal Amount of your securities by an amount proportionate to the decrease in the Reference Asset. There is no minimum payment on the securities and, accordingly, you could lose your entire investment.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your securities, the original issue price of the securities includes the agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

PS-5

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

The securities are subject to risks associated with foreign securities markets.

Because foreign companies or foreign equity securities underlying the EURO STOXX 50® Index may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the securities involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies.

Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Specifically, the stocks included in the EURO STOXX 50® Index are issued by companies located within the Eurozone, which is and has been undergoing severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the EURO STOXX 50® Index and, consequently, on the value of the securities.

Exchange rate risk.

The EURO STOXX 50® Index includes stocks denominated in foreign currencies, the values of which may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or international political or economic developments. However, the value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the stocks composing the Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-6

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not the actual Initial Level of the Reference Asset. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the hypothetical Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Hypothetical Initial Level:	2,300.00

}	Minimum Upside Return:	20.50%

The actual Initial Level was determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
4,600	100.00%	$2,000.00	100.00%
4,140	80.00%	$1,800.00	80.00%
3,680	60.00%	$1,600.00	60.00%
3,220	40.00%	$1,400.00	40.00%
2,990	30.00%	$1,300.00	30.00%
2,771	20.50%	$1,205.00	20.50%
2,760	20.00%	$1,205.00	20.50%
2,530	10.00%	$1,205.00	20.50%
2,415	5.00%	$1,205.00	20.50%
2,346	2.00%	$1,205.00	20.50%
2,323	1.00%	$1,205.00	20.50%
2,300	0.00%	$1,205.00	20.50%
2,277	-1.00%	$1,205.00	20.50%
2,254	-2.00%	$1,205.00	20.50%
2,185	-5.00%	$1,205.00	20.50%
2,070	-10.00%	$1,205.00	20.50%
1,955	-15.00%	$1,205.00	20.50%
1,840	-20.00%	$1,205.00	20.50%
1,610	-30.00%	$1,205.00	20.50%
1,380	-40.00%	$600.00	-40.00%
920	-60.00%	$400.00	-60.00%
460	-80.00%	$200.00	-80.00%
0	-100.00%	$0.00	-100.00%

PS-7

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset increases from the Initial Level of 2,300.00 to a Final Level of 2,415.00.

Reference Return:	5.00%
Final Settlement Value:	$1,205.00

Because the Reference Return is greater than the Barrier Level, and such Reference Return is less than the hypothetical Minimum Upside Return, the investor receives the Minimum Upside Return and the Final Settlement Value would be $1,205.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Minimum Upside Return)

= $1,000 + ($1,000 × 20.50%)

= $1,205.00

Example 1 shows that you will benefit from the Minimum Upside Return at maturity when the Reference Return is greater than the Barrier Level but less than the Minimum Upside Return.

Example 2: The level of the Reference Asset increases from the Initial Level of 2,300.00 to a Final Level of 2,990.00.

Reference Return:	30.00%
Final Settlement Value:	$1,300.00

Because the Reference Return is greater than the Minimum Upside Return, the Final Settlement Value would be $1,300.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × 30.00%)

= $1,300.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Reference Return at maturity when the Reference Return is greater than the Minimum Upside Return.

Example 3: The level of the Reference Asset decreases from the Initial Level of 2,300.00 to a Final Level of 2,185.00.

Reference Return:	-5.00%
Final Settlement Value:	$1,205.00

Because the Reference Return is less than zero but greater than the Barrier Level of -30%, the investor receives the Minimum Upside Return and the Final Settlement Value would be $1,205.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Minimum Upside Return)

= $1,000 + ($1,000 × 20.50%)

= $1,205.00

Example 3 shows that you will benefit from the Minimum Upside Return at maturity when the Reference Return is less than zero but greater than the Barrier Level.

Example 4: The level of the Reference Asset decreases from the Initial Level of 2,300.00 to a Final Level of 1,380.00.

Reference Return:	-40.00%
Final Settlement Value:	$600.00

Because the Reference Return is less than the Barrier Level of -30%, the Final Settlement Value would be $600.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + [$1,000 × (-40.00%)]

= $600.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the level of the Reference Asset if the Reference Return is less than the Barrier Level. YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

PS-8

THE EURO STOXX 50® INDEX

Description of the SX5E

The SX5E is composed of 50 stocks from the Eurozone (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) portion of the STOXX Europe 600 Supersector indices. The STOXX Europe 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 19 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure and utilities.

For more information about the SX5E, see “The EURO STOXX 50® Index” on page S-40 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SX5E

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from August 6, 2007 through August 6, 2012. The closing level for the SX5E on August 6, 2012 was 2,399.32. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SX5E should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SX5E on the Final Valuation Date.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker-dealers or will offer the securities directly to investors. HSBC Securities (USA) Inc. will offer the securities at the offering price set forth on the cover page of this pricing supplement. HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 1.50% per $1,000 Principal Amount of securities in connection with the distribution of the securities to other registered broker-dealers.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

See "Supplemental Plan of Distribution (Conflicts of Interest)" on page S-49 in the prospectus supplement.

PS-9

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

VALIDITY OF THE NOTES

In the opinion of Morrison & Foerster LLP, as counsel to the Issuer, when the securities offered by this term sheet have been executed and delivered by the Issuer and authenticated by the trustee pursuant to the Senior Indenture referred to in the prospectus supplement dated March 22, 2012, and issued and paid for as contemplated herein, such securities will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated July 27, 2012, which has been filed as Exhibit 5.1 to the Issuer’s Current Report on Form 8-K dated July 27, 2012.

PS-10

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$980,000 Digital-Plus Performance
Securities linked to the

EURO STOXX 50® Index

August 6, 2012

PRICING SUPPLEMENT

Pricing Supplement
General	PS-3
Payment at Maturity	PS-4
Investor Suitability	PS-4
Risk Factors	PS-5
Illustrative Examples	PS-7
The EURO STOXX 50® Index	PS-9
Supplemental Plan of Distribution (Conflicts of Interest)	PS-9
U.S. Federal Income Tax Considerations	PS-10
Validity of the Notes	PS-10

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60